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                                                                   EXHIBIT 10.27


                           MERCHANDISING LICENSE AGREEMENT

Dated as of October 16, 1996

1.   PARTIES:       VIACOM CONSUMER PRODUCTS, INC. ("VCP")
                    5555 Melrose Avenue
                    Los Angeles, California  90038

                    SEL-LEB MARKETING, INC. ("Licensee")
                    1435 51st Street
                    North Bergen, NJ  07047
                    Attn:  Hal Markowitz


2.   PROPERTY:

     As used herein, the term "Property" shall mean the characters, characterizations,designs and visual representations which appear, and only as they appear, in the television series entitled "CLUELESS" (the "Series") including the names and likenesses of only those performers approved in writing by VCP, and only as they appear as characters in the Series; but not including, without the prior written consent of VCP, any actual material from the Series, such as footage (Film, tape, disc or other medium), outtakes, music, effects track, voice track or sound track of the Series.


3.   LICENSED ARTICLES:

     Licensee shall use the Property in connection with the manufacture and distribution of the following items (the below listed items will be referred to individually and collectively as the "Licensed Articles"):

     (a) Nail Care Products including polishes, top coats, removers, hardeners and quick-drys as well as artificial nail sets, nail files/clipper sets.

     (b) Lip Stick Products including sticks, glosses and liners.

     (c) Cologne Fragrances including bottled cologne sprays and body sprays.

     (d) Mass Market Gift Set/Bags including combinations of the items listed in 3(a), (b) and (C), which will be targeted to the mass market.

     (e) Signature Gift Set/Bags including combinations of the items listed in 3(a), (b) and (c), which will be targeted to the "upstairs" market.

     (f) Specialty "kid-tween" Gift Set/bags including combinations of the items listed in 3(a), (b) and (c), which will be targeted for toy distribution.

     (g) Licensee shall have the option until December 10, 1996 to add bath products (including bath gels, bubble baths and bath lotions). If Licensee exercises such option, it must give VCP written notice by December 10, 1996 and pay any and all amounts as shall be due to VCP in respect of such bath products as provided hereinbelow no later than December 15, 1996, and all applicable terms and conditions of this Agreement shall apply. Moreover, Licensee shall pay VCP an additional 15% on any amounts due hereunder, as applicable. A "*" shall indicate each payment which may be affected by the exercising of this option.

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4.   TERRITORY:

     United States, its territories and possessions, including Puerto Rico.


5.   TERM:

     (a) The initial term hereof shall commence on October 15, 1996 and shall continue until October 31, 1999, unless sooner terminated or extended as provided in this Agreement ("Initial Term").

     (b) If Licensee earns in Royalties (as defined in Paragraph 9(b) below) and pays to VCP a minimum of $500,000.00 by August 1, 1999, then Licensee shall have the option to extend this Agreement for a period of two (2) years ("Extended Term"). In order to exercise this option, License must give VCP written notice ninety (90) days prior to the expiration of the Initial Term. If Licensee does exercise such option, Licensee shall pay VCP an additional Advance ("Additional Advance") of $90,000.00* upon the execution of the option and an additional Guarantee ("Additional Guarantee") of $270,000.00* payable $90,000.00* as the Additional Advance, $90,000.00* on or before November 1, 2000 and $90,000.00* upon the expiration of the Extended Term payable to the extent not earned out by the Additional Advance and Royalties.

     (c) Wherever the word "Term" is used in this Agreement, it refers generally to the Initial Term and any and all Extended Terms, if applicable.


6.   LICENSE:

     (a) VCP hereby grants to Licensee and Licensee hereby accepts, the exclusive (subject to Paragraphs 7 and 8(d) below) right, license and privilege to manufacture the designated Licensed Articles based upon and incorporating the Property, and to distribute, offer for sale, sell, promote and advertise the Licensed Articles in the Territory during the Term, subject to the provisions of this Agreement.

     (b) The license granted herein includes the non-exclusive right to use, in the Territory and for the Term, subject to all the terms and conditions hereof, the title of the Series and the trade and service marks and names, and the logos and art work, if any, used in connection with the Series (all of which are, except where dealt with individually, referred to hereinafter as the "Trademarks"). Inclusion of artwork is contingent upon VCP's right to grant permission for the use thereof without payment of any nature to any third party in connection therewith.

     (c) Licensee shall not use the Property or the Trademarks in any manner not specifically authorized by this Agreement, except with VCP's prior written consent.


7.   RESERVATION OF RIGHTS:

     (a) All rights in and to the Property, the Trademarks and the Series not expressly granted herein to Licensee are hereby expressly reserved to VCP or its designees without restriction.

     (b) Licensee acknowledges that the license granted herein does not include any right, title or interest in or to the Property or the Series, nor to any copyrights, patents, and/or trademarks therein or associated therewith. Furthermore, this Agreement relates solely to the Series. Licensee is not, by virtue of this Agreement, acquiring any right whatsoever in any motion picture or television production or other endeavor which is based upon,

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         derivative of inspired by or otherwise related to the Series, including without limitation, remakes, sequels, sound recordings, publications, or other endeavors in which the characters, characterizations, designs and/or visual representations contained in the Series may appear; as between VCP and Licensee, all right, title and interest in and to the foregoing is retained by VCP.

     (c) VCP reserves unto itself and/or its designees the right to manufacture, distribute, offer for sale, sell, advertise, promote, display and otherwise exploit articles similar and/or identical to the Licensed Articles (and articles directly or indirectly competitive with the Licensed Articles), for use in connection with premium sales or give-aways, promotional give-aways, in-theater sales and sales outlets immediately adjacent to motion picture theaters, sales at or adjacent to theme parks, amusement parks, entertainment centers or other amusement attractions, sales through cable delivery systems and on line services, mail/telephone order sales, sales through catalogue houses, vending machine sales, home television sales (e.g. home shopping club), radio sales, computer shopping services, sales by or through fan clubs and conventions, sales through home video retail outlets, and/or sales in or in connection with facilities owned, operated and/or controlled by VCP, its parent, affiliated and/or subsidiary companies. Notwithstanding the foregoing, VCP agrees to use all reasonable efforts to cause its parent, affiliates or designees to source such items from Licensee, subject to Licensee's ability to meet the required specifications and requirements of any such project. Licensee agrees to furnish to VCP, at its best wholesale distribution price, any number of Licensed Articles ordered by VCP for sale in or in connection with any of the foregoing reserved activities. For purposes hereof, "cable delivery systems" shall mean those systems which deliver through home television set top converters; "on-line services" shall mean those systems which deliver through telephone, cable and/or satellite delivery channels to consumers' personal computers. If the Property licensed hereunder is a Series, this Agreement applies to the Series only and not to any sequels, motion pictures or any other production based on, derived from or inspired by the Series.


8.   MANUFACTURING AND DISTRIBUTION OBLIGATIONS/MARKETING DATE:

     (a) Licensee shall manufacture, distribute and commence the marketing of a substantial number of items of the Licensed Articles by the Spring of 1997 ("Marketing Date").

     (b) If Licensee fails to meet the Marketing Date for any Licensed Article, VCP may terminate the rights granted to Licensee with respect to such Licensed Article on thirty (30) days prior written notice, provided Licensee shall not have commenced distribution of such Licensed Article within such thirty day period. If, subsequent to the commencement of marketing and distribution of any Licensed Article, Licensee fails to actively continue marketing and distributing any units of said Licensed Article in any country or substantial portion of the Territory, VCP may terminate the rights granted to Licensee with respect to that particular country or portion of the Territory on thirty (30) days prior written notice, provided licensee shall not have recommenced distribution of such Licensed Article within such country or portion of the Territory within such thirty day period. Termination of this Agreement, or any portion thereof, by VCP pursuant to this subparagraph 8(b) shall in no way reduce, proportionally or otherwise, the Guarantee required to be paid to VCP hereunder.

     (c) Licensee acknowledges that VCP is entering into this Agreement not only in consideration of the payments to be made to it hereunder, but also in consideration of the promotional value to it and to the Series of the widespread distribution, sale, advertising and promotion of each of the Licensed Articles. Accordingly, Licensee shall procure the greatest volume of sales of the Licensed Articles consistent with high quality and shall make and maintain timely and adequate arrangements for their manufacture, distribution, advertising and promotion. Additionally, Licensee must commit to a minimum advertising expenditure of not less than

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         $50,000.00 per year.  If Licensee fails to make any such minimum annual advertising expenditure, then any deficiencies shall be paid directly to VCP.

     (d) Licensee shall distribute and sell the Licensed Articles outright at a competitive price, and not on approval, consignment, sale-or-return, or any similar basis, and further, only to the mass market, toy stores, grocery stores, drug stores, beauty stores, beauty supply outlets and department stores. Licensee shall not sell or distribute the Licensed Articles for publicity or promotional tie-in purposes, premium give-aways, or any other means of distributing, marketing or merchandising reserved to VCP under Paragraph 7. Subject to Paragraphs 6(b) and 7 above, Licensee's rights shall be exclusive in the mass market, grocery stores, drug stores, beauty outlets, discount chain stores and wholesale club/membership stores and non-exclusive for toy stores and department stores. However, this shall not limit Licensee's commitments under Paragraph 3 above. Moreover, Licensee's exclusive rights shall revert to non-exclusive in the event that:

         (i) Licensee is late on a scheduled Royalty (as defined in Paragraph 9(b) below) or cash installment payment, and is unable to correct the problem within ten (10) business days; or

         (ii) Licensee sells less than:

              $1,000,000.00 in wholesale sales for the period beginning with the Market Date through March 31, 1998;

              $2,000,000.00 in wholesale sales for the period April 1, 1998 through March 31, 1999;

              $2,000,000.00 in wholesale sales for the period April 1, 1999 through March 31, 2000;

              $2,000,000.00 in wholesale sales for the period April 1, 2000 through March 31, 2001 (if applicable); or

              $1,000,000.00 in wholesale sales for the period April 1, 2000 through October 31, 2001 (if applicable).

     (e) Licensee may not enter into any agreement with any third party for the manufacturing or distribution of any of the Licensed Articles without VCP's prior written consent, not to be unreasonably withheld.
         Licensee shall manufacture the Licensed Articles in the United States and Canada.

     (f) Licensee further agrees and acknowledges that any and all lists of names and addresses compiled by Licensee in connection with Licensee's marketing of the Licensed Articles hereunder as customers or potential customers thereof, including but not limited to any so-called registration cards as completed and sent to Licensee by purchasers of the Licensed Articles hereunder, shall be deemed for purposes of this Agreement, the joint property of VCP and Licensee shall be provided to VCP upon its request therefor. VCP acknowledges that Licensee shall be permitted to maintain and update such list (without purging any names included therein) at the address set forth above throughout the Term of this Agreement.

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9.   PAYMENT:

     Licensee shall pay VCP the following:

     (a) A non-returnable advance ("Advance") of Ninety Thousand Dollars *($90,000.00) payable upon the earlier of the execution hereof by Licensee or November 4,1996, to be applied against royalties payable pursuant to Paragraph 9(b) below. Notwithstanding the above, if the back nine (9) episodes of the Series are not picked-up for broadcast for the 1996/1997 season, then Licensee Shall have the option to terminate this Agreement within five (5) business days of VCP giving Licensee notice that the Series has not been picked-up. If Licensee exercise this option, Forty Thousand Dollars *($40,000.00) of the Advance shall be refunded to Licensee (such refund shall not be payable earlier than January 1,1997 nor later than January 15, 1997) and this Agreement shall terminate as of April 31, 1998. At such time, all rights granted hereunder shall immediately revert to VCP and no further Guarantee payments (as defined in Paragraph 9(c) below) shall be due. However, the termination of this Agreement and the refund of such Forty Thousand Dollars *($40,000.00) shall in no way reduce any Royalties (as defined in Paragraph 9(b) below) which may be payable to VCP pursuant to this Agreement. If Licensee does not exercise this option, then this Agreement shall continue according to the terms set forth herein.

     (b) A royalty ("Royalty") of Ten Percent (10%) of the greater of Licensee's published gross wholesale price, or such amount as Licensee may actually receive for each Licensed Article, except that Licensee may deduct from its receipts hereunder: (i) returns for defective or damaged goods; (ii) actual deductions for customary trade discounts, except that the aggregate amount of such deductions shall not exceed Twelve Percent (12%) of the total gross wholesale price (during the same accounting period, as specified in Paragraph 10 below); (iii) actual deductions for returns of sale-or-return goods, except that the aggregate amount of such deductions may not exceed Twelve Percent (12%) of the total number of units distributed annually; and (iv) actual freight charges incurred in shipping the Licensed Articles to customers. Said Royalty shall be paid to VCP on all Licensed Articles as if sold by Licensee at its customary price without discount Further, where the billed price for any Licensed Article is less than Licensee's customary price, or if Licensee sells any Licensed Articles to any person, firm or corporation related to or affiliated with Licensee for a price which is less than Licensee's customary price, then the Royalty payable to VCP on such Licensed Articles shall be computed as if sold by Licensee at its customary price without discount. VCP agrees and acknowledges that Licensee shall be permitted to distribute a reasonable amount of Licensed Articles to its trade customers free of charge for purposes of promoting sales of same, such reasonable amount to be determined in keeping with Licensee's sound business judgment

     (c) A guarantee of Two Hundred and Twenty Five Thousand Dollars *($225,000.00) ("Guarantee") payable, to the extent not then already paid to VCP under subparagraphs 9(a) and 9(b), above, by March 31, 1998 or earlier termination of this Agreement.

     (d) Notwithstanding the above, upon VCP's confirmation to Licensee that the Series has been picked-up for the 199711998 season, an additional Forty Five Thousand Dollars ($45,000.00) shall be added to the Guarantee to be payable not later than March 31, 1999 or the earlier termination of this Agreement. Notwithstanding the above, if VCP informs Licensee that the Series has not been picked-up for the 199711998 season, the Licensee shall have the option, to be exercised within ninety (90) days of such notice, to terminate this Agreement If Licensee exercises such option, all rights granted hereunder shall revert to VCP as of October 31, 1998. The exercising of such option shall in no way decrease the amounts payable pursuant to subparagraphs 3(g), (if applicable) 9(a) and 9(c) above.

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10.  ACCOUNTING AND AUDIT:

     (a) Licensee shall render accounting statements (in the form of Exhibit "A" attached hereto and made a part hereof) to VCP on a quarterly (calendar year) basis within 25 days of the end of each quarter, whether or not any payment is shown to be due to VCP thereunder, and remit payments due VCP along with such statements, addressed as follows: Via regular mail to Paramount Merchandising, P.O. Box 100590, Pasadena, CA 91189-0590 and via overnight courier to First Chicago National Processing Corporation, Arroyo Parkway Plaza, Suite 150, 1111 South Arroyo Parkway, Pasadena, CA 91105, Attn: Paramount Merchandising, Box 100590, with copies to CONTROLLER, FINANCE AND ADMINISTRATION, Viacom Consumer Products, 5555 Melrose Avenue, Los Angeles, CA 90038. If the Territory of the Agreement covers more than one country, accounting statements shall be separated on a country-by-country basis. All payments shall be made without setoff of any amount or nature whatsoever, whether based upon any claimed debt or liability of VCP to Licensee. All sums not paid when due shall bear interest at the rate of ten percent (10%) per annum without prejudice to any other rights of VCP in connection therewith. The receipt and deposit of monies by VCP shall not prevent or limit VCP's right to contest the accuracy and/or correctness of any statement in respect of such monies.

     (b) Licensee shall keep accurate books of account and records covering all transactions relating to this Agreement and shall retain all other documents and materials in its possession or under its control relating to the subject matter hereof, at Licensee's principal place of business for not less than two (2) years after the expiration of the Term or earlier termination of the Agreement and shall allow VCP and its representatives, upon prior written notice, and no more than once per calendar year, to audit said books of account and records and to make copies thereof at VCP's expense. If any such audit reveals Royalties due to VCP in excess of ten percent (10%) of the Royalties paid to VCP for the period covered by such audit, all reasonable auditing fees, costs and expenses shall be borne by Licensee, in addition to which interest (at the rate provided above in subparagraph
         (a)) shall be added to the amount discovered to be due, to be computed from the first day of the first accounting period covered by the audit. If the services of attorneys are engaged by VCP in collection of the monies due to it hereunder, their reasonable fees, expenses and costs shall be borne by Licensee or, if paid by VCP, promptly reimbursed to It by Licensee. If any such audit reveals Royalty payments due to VCP in excess of twenty percent (20%) of the Royalties paid to VCP for the period covered by such audit, then, in addition to any and all other rights, legal and/or equitable, of VCP, VCP shall have the right, effective immediately upon giving notice to such effect to Licensee, to terminate the Term of this Agreement


 11. APPROVALS/ARTWORK:

     (a) The quality of the Licensed Articles as well as the quality of all packaging, hang-tags, labels, press releases, advertising, promotional, display and any other material prepared in connection with the Licensed Articles (collectively, "Packaging and Promotional Material") which includes the Property and/or Trademarks shall be of the highest standard, no less than the best quality of similar articles, packaging, advertising, promotional and display materials presently manufactured, distributed, sold and/or used by Licensee in the Territory and shall be in full conformity with all applicable laws and regulations.

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     (b) VCP SHALL HAVE ABSOLUTE APPROVAL OF THE LICENSED ARTICLES AND ALL
         PACKAGING AND PROMOTIONAL MATERIAL AT ALL STAGES OF THE DEVELOPMENT AND APPLICATION THEREOF. LICENSEE MAY NOT MANUFACTURE, USE, OFFER FOR SALE, SELL, ADVERTISE, PROMOTE, SHIP OR DISTRIBUTE ANY LICENSED ARTICLES NOR ANY PACKAGING AND PROMOTIONAL MATERIAL UNTIL AND UNLESS LICENSEE HAS RECEIVED VCP'S APPROVAL THEREFOR IN THE MANNER PRESCRIBED HEREINBELOW AND IN EXHIBIT "B" HERETO. ANY ACTS BY LICENSEE CONTRARY TO THE TERMS OF THIS PARAGRAPH AND/OR EXHIBIT "B" SHALL BE DEEMED A MATERIAL BREACH OF THIS AGREEMENT, ENTITLING VCP, IN ADDITION TO ANY AND ALL REMEDIES IT MAY HAVE AT LAW AND IN EQUITY, TO TERMINATE THIS AGREEMENT.

     (c) Licensee shall, in an timely manner and in sufficient time for review and consideration, submit for VCP's discretional approval all materials relating to the Licensed Articles, including, without limitation, drawings, plans, blueprints, models, computer graphics, prototype samples and component parts of the Licensed Articles and all Packaging and Promotional Material in connection therewith prior to any use thereof by Licensee; the same shall be submitted as required by Exhibit "B". All submissions shall be made prior to any use thereof, or public disclosure thereof, by or on behalf of Licensee. ANY SUBMISSION NOT APPROVED IN WRITING BY VCP WITHIN FOURTEEN (14) DAYS SHALL BE DEEMED DISAPPROVED (SEE EXHIBIT "B" (APPROVAL GUIDELINES) WHICH IS ATTACHED HERETO AND MADE A PART HEREOF). All approvals requested of VCP under this Agreement may be granted or withheld by VCP in its sole and absolute discretion.

     (d) VCP shall furnish to Licensee, at Licensee's cost, such artwork as may be reasonably necessary for the manufacture, advertising and promotion of the Licensed Articles, subject to availability and to VCP's absolute right of approval (the "Artwork"); all such Artwork shall be and remain the property of VCP, notwithstanding its creation or modification (which is also subject to VCP's absolute approval) by Licensee, and shall be returned to VCP after its use by Licensee. Licensee shall not use the Artwork in any other manner.

     (e) In order that VCP may be assured that the provisions of this Agreement are being observed, Licensee shall allow VCP or its designee to enter upon Licensee's premises during regular business hours, upon prior notice, for the purpose of inspecting the Licensed Articles, Packaging and Promotional Material and the facilities in which they are manufactured and packaged. In the event that the quality standards hereinabove referred to are not met, or in the event that said quality standards are not maintained throughout the period of manufacture of any Licensed Articles hereunder, then, upon written notice from VCP, Licensee shall immediately discontinue the manufacture and distribution of such Licensed Articles that do not meet VCP's quality standards, and/or the Packaging and Promotional Material related thereto, unless Licensee shall have remedied such failure of quality to VCP's satisfaction within thirty (30) days after Licensee's receipt of notice thereof; failure to effect such remedial measures shall entitle VCP to terminate this Agreement upon notice to Licensee.

12.  SAMPLES:

     Licensee shall furnish to VCP sixty (60) samples of each Licensed Article, i.e. each product type, as opposed to each SKU, at the commencement of distribution thereof. Upon VCP's request, Licensee shall furnish additional samples, at cost, such samples not to be resold by VCP.

13.  GOODWILL, PATENTS, TRADEMARKS AND COPYRIGHT:

     (a) Licensee recognizes and acknowledges that:

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         (i)   the title of the Property and/or Series (and, if the Series is a sequel to a prior work, or if there are now or are later developed sequels to the Series, the titles of such prior work and of such sequels) and the logos and/or artwork (including artwork developed for advertising and promotional use) embodying such title or titles are, as between VCP and Licensee, trademarks of VCP on behalf of Paramount Pictures Corporation ("PPC"), whether or not registered as such;

         (ii) the good will associated with the Property and the Trademarks inures solely and exclusively to VCP on behalf of PPC; and

         (iii) the Property and the Trademarks have acquired, and will continue indefinitely to have and to acquire, a secondary meaning in the minds of the public.

     (b) Licensee shall not acquire any rights in the Property and/or Trademarks as a result of Licensee's use thereof, and all use by Licensee shall inure to VCP's benefit Licensee shall not, directly or indirectly, during the Term or thereafter, attack PPC's ownership of the Property, the Trademarks or the validity thereof or attack the validity of the license granted herein, or apply for any registration or file any document or take any action which would affect PPC's ownership of the Property or Trademarks or aid or abet anyone else in doing so, or use or authorize the use of any trademark, trade name or words, symbols or combination thereof or other designation identical with or confusingly similar to the Trademarks or to any element of the Property, whether or not such element shall have been protected by patent, trademark or copyright.

     (c) Ownership of all copyright, patent and trademark rights in the Licensed Articles and Packaging and Promotional Material shall be in PPC's name. Licensee shall cause such copyright, patent and trademark notices to appear on or within each unit of the Licensed Articles and/or the Packaging and Promotional Material as may be designated and approved by VCP. Any and all additions to, and new renderings, modifications or embellishments of, the artwork shall, notwithstanding their invention, creation and use by Licensee or its agents, be and remain the property of PPC, and VCP and PPC may use, and license others to use, the same, subject only to the provisions of this Agreement. Licensee shall enter into written agreements with all of its employees and independent contractors (i) providing that all artwork and designs created by them in the course of Licensee's performance under this Agreement shall be the property of PPC either as works for hire under U.S. copyright law or otherwise; and (ii) obligating them to assign all rights in such artwork and designs to PPC. Licensee shall submit to VCP for VCP's approval copies of all such agreements prior to use thereof. Licensee shall not permit any of its employees or independent contractors to obtain or reserve, by written or oral agreement or otherwise, any rights as "authors" or "inventors" of any such artwork or designs (as such terms are used in present or future U.S. copyright and/or patent statutes or judicial decisions). Licensee shall furnish to VCP, at VCP's request, full information concerning the invention and creation of such artwork and designs, together with the originals of assignments of all rights therein obtained from all such third parties to VCP (free and clear of any and all claims, encumbrances, interests or rights of any nature of such third parties, of licensee, or of any and all third parties).

     (d) Licensee shall cooperate with VCP and/or PPC in the prosecution and defense of the Property and/or the Trademarks, the filing and prosecution of any patent, trademark or copyright application or other applications, the recording of this Agreement or any other agreements, and the publication of any notices or the doing of any other act or acts with respect to the Property and/or Trademarks, including the prevention of the use thereof by any unauthorized person, firm or corporation, that in VCP's or PPC's judgment may be necessary or desirable under any law, regulation or decree of the Territory. In connection with any of the foregoing, Licensee shall arrange for VCP to be promptly

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         supplied with any such information or materials as VCP may reasonably require. In the event that Licensee learns of any unauthorized use of the Property and/or Trademarks in the Territory, Licensee shall promptly advise VCP in writing of the nature and extent of same. VCP and/or PPC may, in its sole discretion, take, or elect not to take, such action as it deems advisable against any infringing party, in its own name and/or Licensee's name, and may prosecute, settle or otherwise dispose of such action without consultation with, or responsibility to, Licensee. VCP and/or PPC shall incur no liability to Licensee by reason of VCP's and/or PPC's failure or refusal to prosecute, or failure or refusal to permit Licensee to prosecute, any alleged infringement or imitation by third parties, nor by reason of any settlement to which VCP and/or PPC may agree.

     (e) If the Territory covers countries outside of the United States, Licensee shall not use the Trademarks or other trademarks or service marks included in the Property in any such country without first requesting, and receiving, a Notification of Availability from VCP; failing which, VCP's indemnification obligation as provided under subparagraph 14(d), below, shall not apply to the use of the Trademark, trademarks or service marks in such country for such goods or services.


14.  WARRANTIES AND INDEMNIFICATION:

     (a) Licensee represents and warrants that it is duly organized under applicable law; that it has the unencumbered right and authority to enter into and perform its obligations under this Agreement and under all collateral agreements to be entered into by it in furtherance of the provisions hereof Licensee further represents and warrants that it will comply with all applicable governmental laws, rules and regulations in connection with its manufacture, distribution, or use of the Licensed Articles and its activities pursuant to this Agreement.

     (b) VCP represents and warrants that it is duly organized under applicable law; that it has the right and authority to enter into and perform this Agreement and to grant the rights granted hereunder. VCP makes no representation or warranty as to the amount of receipts Licensee will derive hereunder or as to the quality or success of the Series or Property or reception it will receive by the public, nor shall VCP be obligated to continue the exhibition, distribution or other exploitation of the Series or continue the use of any element of the Property.

     (c) Licensee shall indemnify, hold harmless, and defend VCP, its parent, affiliated and subsidiary companies, and its and their officers, directors, agents and employees ("Indemnitees") from and against any and all liabilities, claims, causes of action, suits, losses, damages, fines, judgments, settlements and expenses (including any and all attorneys' fees and court costs) which may be suffered, made or incurred by any of such Indemnitees arising out of any breach or alleged breach of any of the covenants, warranties, representations and agreements made by Licensee herein, including without limitation, claims relating to or based upon:

         (i) unauthorized use of, or infringement of any patent, trademark, design, copyright or other proprietary or privacy right of any third party by Licensee;

         (ii) libel or slander against, or invasion of the right of privacy, publicity or property of, or violation or misappropriation of any other right of any third party, unless such claim arises from Licensee's use of material provided to it by VCP and is used by Licensee in such manner as is expressly approved by VCP hereunder;

         (iii) artwork or other material relating to the Property created, modified and/or used by Licensee in connection with the Licensed Articles without VCP's approval; and/or

         (iv) defects in the Licensed Articles, despite VCP's approval thereof, it being understood and agreed that any governmental order of recall or injunction against distribution and/or sale shall, as between VCP and Licensee, be deemed conclusive proof of such defect for the purpose of invoking the indemnifications set forth herein; and/or

         (v) agreements or alleged agreements made or entered into by Licensee to effectuate the terms of this Agreement.

         VCP and Licensee shall give the other prompt written notice of the institution of any action or the making of any claim alleging a breach hereunder. VCP shall have the right to control all aspects of the disposition of such claim, and Licensee shall cooperate with VCP in connection therewith.

    (d) VCP shall indemnify, hold harmless and defend Licensee from and against any and all liabilities, claims, causes of action, suits, losses, damages, fines, judgments and expenses (including reasonable attorneys' fees and court costs) which may be suffered, made or incurred by Licensee arising solely out of use by Licensee of the Property as authorized in this Agreement. Licensee shall give VCP prompt written notice of the institution of any action or the making of any such claims. VCP shall control all aspects of the disposition of such claims and Licensee shall cooperate fully with VCP in connection therewith.


15. INSURANCE:

    Licensee shall obtain and maintain throughout the Term, at Licensee's sole expense, standard Product Liability Insurance, Advertiser's Liability Insurance and Errors and Omission Insurance from a reputable insurance company qualified to do business in the State of California, naming VCP, its parent company, and their respective subsidiaries and affiliated companies, including all directors, officers, employees, agents and representatives, as additional insureds. Coverage under each policy will be a minimum of One Million Dollars ($1,000,000) for each instance and Three Million Dollars ($3,000,000) in the aggregate. Each such policy shall require that VCP receive at least thirty (30) days written notice of the cancellation, amendment or endorsement of each such policy. Licensee shall furnish VCP upon execution of this Agreement by Licensee with certificates of insurance and certified policy endorsements evidencing that the insurance coverage is in full force and effect.


16. TERMINATION:

    (a) In the event Licensee fails to perform any of its obligations under this Agreement, including without limitation the active marketing and distribution of any and/or all of the Licensed Articles; or breaches any covenant, representation, warranty or agreement contained herein, files a petition in bankruptcy, or is adjudged a bankrupt, or if a petition in bankruptcy is filed against Licensee, or if Licensee becomes insolvent, or makes an assignment for the benefit of creditors, or if Licensee discontinues its business or if a receiver is appointed for Licensee or Licensee's business who is not discharged within thirty (30) days, VCP may terminate this Agreement on thirty
         (30) days prior written notice, provided Licensee shall not have remedied such failure to VCP's satisfaction within such thirty (30) day period. Time is of the essence of this Agreement.

    (b) In the event of termination of this Agreement by VCP for any of the reasons set forth in Subparagraph 16(a) above, no creditor, agent, representative, receiver or trustee of Licensee shall have the right to dispose of any units of the Licensed Articles without the prior written consent of VCP; until payment of all monies due to VCP from Licensee, VCP shall have a lien on any units of the Licensed Articles not then disposed of by Licensee at any time in respect of sales of the Licensed Articles; and on any monies due Licensee from any jobber, wholesaler, distributor, licensee, or other third parties, in respect of sales of the Licensed Articles; VCP may treat all of the aforesaid third parties as VCP's direct licensees with no obligation to the Licensee.

    (c) In the event of termination of this Agreement by VCP due to breach of any of the terms or conditions hereof by Licensee, Licensee shall have no right to sell, distribute or otherwise dispose of any units of the Licensed Articles without VCP's prior written consent, not to be unreasonably withheld.

    (d)  Upon the expiration of the Term or earlier termination of this
         Agreement:

         (i) All rights, licenses and privileges granted to Licensee hereunder shall automatically revert to VCP and licensee shall execute any and all documents evidencing such automatic reversion;

         (ii) Licensee shall, in VCP's discretion, either deliver to VCP materials which reproduce the Licensed Articles or give to VCP satisfactory proof of the destruction thereof;

         (iii) All sums due VCP hereunder, whether in the form of unpaid Advance, Royalties and/or Guarantee shall become immediately due and payable in full to VCP without set off of any kind;

         (iv) Licensee shall, within one (1) month after such expiration or termination, deliver to VCP a complete and accurate statement, certified to be true by an officer of Licensee, indicating the number, description and whereabouts of all units of the Licensed Articles on hand and/or in the process of manufacture, as of both the date of such expiration or termination and the date of such statement;

         (v) VCP shall have the right, upon forty-eight (48) hours prior written notice, to enter onto Licensee's premises during normal business hours to conduct physical inventories to verify the accuracy of the aforesaid statement;

         (vi) Provided Licensee is not in breach of this Agreement, Licensee may, upon expiration of the Term of this Agreement, sell off existing inventories of the Licensed Articles, on a non-exclusive basis, for a period of one hundred eighty (180) days, subject to all the other terms and conditions hereof, and provided the same have not been manufactured solely or principally for sale during such period and only after first giving VCP the opportunity to purchase the same at Licensee's cost of manufacture thereof, which purchase may be of some or 81 of such units, in VCP's sole discretion. In the event of early termination of this Agreement due to breach by Licensee, Licensee shall have no right to sell oft existing inventories;

         (vii) In the event of a default by Licensee of this Agreement, VCP, at its discretion. may terminate this Agreement and any and all other agreements entered into between VCP and Licensee.

17. INJUNCTION:

    Licensee acknowledges that its failure to perform any of the terms or conditions of this Agreement, or its failure to cease the manufacture, distribution and sale of the Licensed Articles upon the expiration of the Term or earlier termination of the Agreement shall result in immediate and irreparable damage to VCP. Licensee also acknowledges that there may be no adequate remedy at law for such failures and that in the event thereof VCP shall be entitled to equitable relief in the nature of injunction and to all other available relief, at law and/or in equity.


18. CONFIDENTIALITY:

    Other than as may be required by any applicable law, government order or regulation, or by order or decree of any court of competent jurisdiction, Licensee shall not publicly divulge or announce, or in any manner disclose to any third party, any information or matters revealed to Licensee pursuant hereto, or any of the specific terms and conditions of this Agreement, and Licensee shall do all such things as are reasonably necessary to prevent any such information becoming known to any party other than the parties involved with the transaction.


19. ASSIGNMENT:

    The rights and obligations of Licensee hereunder may not be assigned, delegated, or sublicensed without the prior written consent of VCP, not to be unreasonably withheld. Licensee may not enter into any agreement with any third party for the manufacturing or distribution of any of the Licensed Articles without VCP's prior written consent not to be unreasonably withheld. VCP may assign all or part of its rights hereunder, and/or may delegate its obligations hereunder, in whole or in part, to any third party.


20. FORCE MAJEURE:

    The parties shall be released from their respective obligations hereunder in the event government regulations or other causes arising out of a state of war or other national emergency, or other causes beyond the reasonable control of the parties, render performance of such obligations reasonably impracticable. If such event continues for a period of sixty (60) days, this Agreement shall be terminable, upon written notice, by either party. Upon such termination, all royalties due on sales theretofore made shall become then immediately due and payable, and no Advance, Royalties or Guarantee theretofore paid shall be repayable. In the event neither party elects to terminate this Agreement as immediately hereinabove provided, the Term of this Agreement shall be extended automatically for a period of time equal to the period or such "Force Majeure" event but not to exceed six months from the date of first occurrence.


21. FURTHER INSTRUMENTS:

    Licensee shall furnish VCP with (and shall execute, acknowledge and deliver and cause to be executed, acknowledged and delivered to VCP) any further instruments, in such form and substance as shall be approved or designated by VCP, which VCP may reasonably require or deem necessary, from time to time, in its discretion, to evidence, establish, protect, enforce, defend or secure to VCP any or all of its rights, titles, properties or interests or more fully to effectuate or carry out the purposes, provisions or intent of this Agreement VCP, at its sole discretion, shall have the right to record such instruments at the appropriate Registry or other place of registration in some or all of the various Countries comprising the Territory, at VCP's expense. Licensee agrees to cooperate as requested by VCP in arranging such recordation, and in cancelling or amending such registration, if so requested by VCP, upon the expiration, termination, or amendment of this Agreement, as may be appropriate.

22. PARAGRAPH HEADINGS:

    Paragraph headings contained in this Agreement are for convenience only and shall not otherwise be given any legal effect.


23. NO PARTNERSHIP: NO THIRD PARTY BENEFICIARIES:

    Nothing herein contained shall constitute a partnership between or joint venture by the parties hereto, or constitute either party the agent of the other. Neither party shall hold itself out contrary to the terms of this paragraph and neither party shall become liable by any representation, act or omission of the other contrary to the provisions hereof. This Agreement is not for the benefit of any third party and shall not be deemed to give any right or remedy to any such party, whether referred to herein or not.


24. NO WAIVERS, CUMULATIVE RIGHTS:

    No waiver by either party hereto of any breach of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision hereof. The exercise of any right granted to either party hereunder shall not operate as a waiver. The normal expiration of the Term of this Agreement shall not relieve either party of its respective obligations accruing prior thereto, nor impair or prejudice the respective rights of either party against the other, which rights by their nature survive such expiration.


25. NO VIOLATION OF LAW:


    Nothing herein contained shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Agreement and material statute, law or ordinance contrary to which the parties have no legal right to contract, the latter shall prevail, but in such event the provision of this Agreement affected shall be curtailed and limited only to the extent necessary to bring it within the legal requirements.


26. NOTICES:

    Notices hereunder shall be given in writing and sent by registered or certified mail, return receipt requested, or by prepaid telegram or nationally recognized express carrier, addressed to VCP at the address indicated in the Agreement, to the attention of Legal Department, or to Licensee at the addresses indicated in Paragraph I above, to the attention of such official as Licensee shall designate in writing. Each party shall notify the other in writing promptly after any change of address. Notices shall be effective upon either party's receipt of written notice. Requirements relating to submission for approvals shall be governed by Paragraphs 11 and 12 above.


27. GOVERNING LAW:

    This Agreement shall be construed and interpreted pursuant to the laws of the State of California applicable to agreements made and to be performed entirely therein, and the parties hereto submit and consent to the jurisdiction of the courts of the State of California, including Federal

    Courts located therein, should Federal jurisdiction requirements exist, in any action brought to enforce (or otherwise relating to this contract Licensee shall designate an agent In California for service of process who Is reasonably acceptable to VCP; falling which, Licensee consents to service of process in any manner permitted by the laws of the State of California.


28. ENTIRE AGREEMENT:

    This Agreement (including any exhibits and schedules which are attached hereto and made a part hereof by this reference), when signed by the parties, shall constitute the entire understanding of the parties with respect to the subject matter, superseding all prior and contemporaneous promises, agreements and understandings, whether written or oral, pertaining thereto and cannot be modified except by a written instrument signed by the parties hereto, nor may it be amended or rescinded, other than as provided by its terms, except by a writing duly executed by an authorized officer of the party to be charged. If there is any inconsistency between this portion of the Agreement (i.e., inclusive of all preceding paragraphs and this paragraph) and the attached exhibits and/or schedules, this portion of the Agreement shall prevail.


29. ACCEPTANCE BY VCP:

    This Agreement shall not be binding until accepted by VCP and executed by a duly authorized officer of VCP and VCP shall have received any Advances payable hereunder. No additions, amendments or modifications to this Agreement shall be effective until accepted in a similar manner.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first witnessed above.

         VIACOM CONSUMER PRODUCTS, INC.


         By  /s/ Elizabeth R. Dambriunas
           ---------------------------------

         Its Vice President, Legal
            --------------------------------


         SEL-LEB MARKETING, INC.


         By  /s/ Jan S. Mirsky
           ---------------------------------

         Its Executive Vice President
            --------------------------------



                                                                 EXHIBIT "A"

                                                        LICENSEE'S ROYALTY STATEMENT
                                                     (To be completed in local currency)


TO: PARAMOUNT MERCHANDISING       COPY TO:  VIACOM CONSUMER PRODUCTS                                    PARAMOUNT USE ONLY
    P.O. Box 100590                         555 Melrose Avenue - MOB 4th Floor                          Reviewed by
    Pasadena, CA  91189-0590                Hollywood, CA  90038-3197                                   Period Ending
                                            Attn:  Controller, Finance - Licensing                      Check No.


Licensee's Name:_____________________       Contract Number:_________________            Period Being Reported:________________

Contract Date:_______________________       Film/TV Series Name:_____________            Country Being Reported:_______________


Paramount     Licensee's     Licensee's     Names of       Performers'    Unit      Gross     Royalty   Current   Cumulative
Product       Product        Product        Performers     Likenesses     Sales     Sales     Rate      Royalty   Royalty
Number        Description    Number         Used           Used                                         Amount    Amount


PARAMOUNT USE ONLY                                                                            Royalties Earned

                                            Unrecouped Advance                                Less: Advance Received
                                                               ---------------------------

                                                                                              Less: Previous Royalty Payments

                                                                                              Balance Currently Due to VCP

                                                                                              Guarantee

                                                                                              Unearned Guarantee


                                     EXHIBIT "B"

                             PRODUCT APPROVAL GUIDELINES

Your agreement with Viacom Consumer Products requires submission of all articles for review and written approval prior to production. Please send all materials to:

         Product Development Supervisor
         Viacom Consumer Products
         Marathon Building, 4th Floor
         5555 Melrose Avenue
         Los Angeles, CA 90038

Approval will be required at each of the following stages of preparation. This procedure insures that problems are caught early on, when they can still be changed, without great expense of time or money;

1. PACKAGING, COLLATERAL MATERIALS, CATALOGS AND BROCHURES, PRINT ADVERTISING (CONSUMER AND TRADE) AND PRINTED PRODUCT

    a.   Rough sketches or layout concept and rough copy.
    b. Finished comps - final copy and art together (mechanical) including legal notices.
    c.   Final art (color).

    Note: In some instances, such as posters, approval of color proof may be required to insure quality of the final product.

2.  THREE-DIMENSIONAL PRODUCTS

    a.   Concept (renderings).
    b.   Prototypes (sculpture).
    c.   Production samples or strike-offs.

3.  AUDIO OR VIDE ADVERTISING, SALES AIDS, ETC.

    a.   Radio script or television script and storyboard.
    b. Audio or video tapes PRIOR TO USE OR AIRING (rough cut and final cut); copyright notice must be on tape.

    Note:
    REVISIONS:     In addition all materials must be re-submitted for approval each time a revision is made incorporating changes requested. Revisions copy or manuscripts must be redlined or highlighted.

Please advise us of your time constraints, if any, so we may respond on short notice, ONLY IF ABSOLUTELY NECESSARY. Also, please allow time to make necessary changes. The approval time provided by agreement is generally fourteen (14) days. Every effort will be made to expedite approvals as quickly as possible.

Samples of finished products must be submitted pursuant to the agreement.

    Please remember that all submissions not approved in writing are deemed disapproved.


                    ADVERTISING AND PROMOTION APPROVAL GUIDELINES

1. All advertising and promotional mechanicals or materials must be approved in writing. This encompasses print ads, commercial (radio or television), point-of-purchase materials, brochures and package designs.

    Please submit these materials to:


         Product Development Supervisor
         Viacom Consumer Products
         Marathon Building, 4th Floor
         5555 Melrose Ave.
         Los Angeles, CA  90038

2. Do NOT proceed with any promotional activities prior to approval. The submission of promotion concepts for approval will prevent possible infringement of rights granted to other companies and spare you potential legal liability for such infringement.